Trimble Inc.
Conflict Minerals Report for the Year Ended December 31, 2022
The following conflict minerals report contains forward-looking statements about our plans to take additional actions or to implement additional policies or procedures with respect to our due diligence efforts to determine the origin of conflict minerals contained in our products. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report.
This is the Conflict Minerals Report of Trimble Inc. for the 2022 calendar year in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended.
Rule 13p-1 requires that all public companies report annually on the presence of certain minerals, characterized as conflict minerals, including tin, tantalum, tungsten or gold (“3TG” or “conflict minerals”), in the products that they manufacture or contract to manufacture, and demonstrate the proper level of due diligence in determining whether these minerals originated from the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) or from scrap or recycled sources, and whether they directly or indirectly finance or benefit armed groups in the Covered Countries.
Introduction
Trimble provides technology solutions that enable professionals and field mobile workers to improve or transform their work processes. Our solutions, which can include a combination of hardware, software and services, are used across a range of industries including building, civil and infrastructure construction, geospatial, survey and mapping, agriculture, natural resources, utilities, transportation, and government.
Representative Trimble customers include asset owners, general and specialty contractors, engineers and designers, surveyors, agricultural companies and farmers, energy and utility companies, trucking companies and drivers, as well as state, federal and municipal governments.
We design and manufacture, or have manufactured on our behalf, thousands of different hardware products ranging across multiple business divisions within our key business segments of Buildings and Infrastructure, Geospatial, Resources and Utilities, and Transportation. Many of these hardware products, which are typically based upon positioning or location technologies, including Global Navigation Satellite Systems (GNSS), lasers and optics, are built by our contract manufacturing partners.
Our contract manufacturing partners are responsible for significant material procurement, assembly, and testing. We generally manage product design and are involved in qualifying suppliers and key components used in our products. However, we are many levels removed from the mining or processing of minerals in our supply chain, and we do not directly source or manage the sourcing of raw materials, including conflict minerals.
Many of our hardware products are designed with printed circuit boards, connectors, sheet metal and other mechanical assemblies that may contain conflict minerals. The components used in our products that contain these metals are required for the functionality of our products.
Trimble’s Conflict Minerals Program
Trimble is committed to sourcing components and materials from companies that share our values concerning human rights, ethics, and environmental responsibility. Our Conflict Minerals Policy Statement, as well as our current Conflict Minerals Report, are published on our public website and available at:
https://www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy.

We focus our due diligence efforts on determining the source and chain of custody of conflict minerals in the components and materials that are supplied to us. Tracing conflict minerals back to their country of origin is a complex task that requires, among other things, screening for the possible presence of 3TG in parts or materials provided by our contract manufacturers and direct suppliers (which we refer to as “in-scope suppliers”), and then surveying such in-scope suppliers to understand what programs they have in place for tracing the source of minerals included in products or components supplied to us. Suppliers are deemed out of scope and not surveyed if they only provide software, plastic, packaging materials, or other items that do not contain 3TGs.
Trimble uses as its standard reporting template, and requires its in-scope suppliers to use, the Responsible Minerals Initiative’s (“RMI”) reporting template to identify whether in-source suppliers source 3TG from the Covered Countries or from recycled or scrap sources. The RMI reporting template (known as the Conflict Minerals Reporting Template or “CMRT”) is a key part of our due diligence efforts and is used to determine the source and chain of custody of 3TG in the components and materials that are supplied to us. We rely on the information provided through the CMRT by our supply chain, as well as smelter information provided by the RMI and other industry organizations, to complete our Conflict Minerals Report.
As part of our supplier risk assessment, we require new suppliers to go through a screening and approval process so we can assess their use of 3TG and determine whether they are in-scope suppliers. We provide an initial survey to assess their use of 3TG and to understand their business processes. We also inform new suppliers of our “Supplier Requirements for the Sourcing of Conflict Minerals”, which further describe our Conflict Minerals Program goals and expectations. Additionally, we have established a Supplier Code of Conduct, which is based upon the Responsible Business Alliance (RBA) Code of Conduct. We require our suppliers to adhere to our Supplier Code of Conduct and RBA standards, including any subsequent amendments or updates.
Trimble requires in-scope suppliers to source from smelters that are either conformant with the Responsible Minerals Assurance Process (“RMAP”), have undergone another recognized third-party audit program (such as the London Bullion Market Association (LBMA) or the Responsible Jewellery Council (RJC)), or are in the process of achieving audit conformance. In the event of non-conformance by an in-scope supplier, we require the supplier to pursue corrective actions, and, in the event of continued non-conformance, we may consider termination of the supplier.
Reasonable Country of Origin Inquiry (“RCOI”)
Since conflict minerals are necessary to the functionality of many of our hardware products, we conducted an RCOI to determine the origin of the 3TG present in our products delivered to customers.
Given the complex nature of our supply chain and our extensive parts inventory, we assess our in-scope suppliers in three separate phases:
(i)we first assess suppliers of parts containing 3TG that are used in the bill of material for products that we are actively producing;
(ii)we then review those suppliers that manufacture and sell us their parts and components; and
(iii)finally, we review the suppliers of companies and businesses that we acquire.
After conducting our three-phase assessment, we conduct an annual supply chain survey requesting in-scope suppliers to provide a conflict minerals declaration, using the CMRT. This survey is intended to identify the conflict minerals contained in the products that suppliers provide to Trimble, the smelters and the refiners that processed those conflict minerals, and the country of origin of those conflict minerals. In 2022, we received a 95% response rate. Based on the responses from our in-scope suppliers and a review and analysis of the responses against RMI’s RMAP Conformant Smelters & Refiners list, which provides sourcing information and audit status for certified smelters (as well as sourcing information for LBMA and RJC audited smelters) we concluded that, of the identified smelters, approximately:
•75% were identified as being Conformant (i.e. smelters that have completed an audit and conform with RMAP or another third-party program) or otherwise validated as existing smelters, while
•30% of the smelters reported sourcing from Covered Countries.
Based on our internal assessment of in-scope suppliers and the CMRT information we received back from our in-scope suppliers, we determined that it was necessary to exercise due diligence to determine the source and chain of custody of the conflict minerals contained in our products.
Trimble Due Diligence
We have designed our due diligence program to conform, in all material respects, with the framework in the “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition),” and the related supplements, published by the Organisation for Economic Co-operation and Development (OECD).
The military conflict in Ukraine and resulting U.S. government sanctions against Russia have impacted the information we have about, and the status of, certain Russian-based smelters. The RMI smelters database has been updated to reflect the LBMA's Good Delivery List suspensions for six Russia-based gold refiners, which are now classified as high risk by the Responsible Business Alliance (RBA) and its Responsible Minerals Initiative (RMI). These smelters are also included on Trimble’s list of high-risk suppliers.
The following describes Trimble’s due diligence activities for the 2022 reporting year.
Step 1: Establish strong company management systems
•We have our Conflict Minerals Policy, described above, publicly available on our website:
www.trimble.com/en/our-commitment/responsible-business/product-compliance/conflict-minerals-policy
•We have established a team that is responsible for administering our Conflict Minerals Program. Our team is supported by, and works closely with, our third-party vendor, Assent Compliance. Our team consists of personnel from our corporate operation’s group, including representatives from our quality, internal audit, and global commodity management departments. The team collaborates with our specific business areas and product managers to address supplier risks and disclosure issues, and to develop and implement additional due diligence steps that we will undertake with suppliers and respective stakeholders.
•We have established “Supplier Requirements for the Sourcing of Conflict Minerals,” which we communicate to our suppliers and require them to follow. These requirements state that purchased products should not contain any 3TGs that are sourced from identified areas with widespread human rights abuse and violation of laws. Our template terms of purchase require suppliers to assist us in complying with applicable provisions of Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act such as notifying us of their use of conflict minerals. We report on the status and progress of our Conflict Minerals Program during our operation group’s quarterly business and executive-level review meetings. Our Conflict Minerals Program, as an established internal process, is subject to oversight by our internal audit group.
•We engage suppliers by providing conflict minerals training and orientation materials to assist our suppliers in completing the RMI reporting template and provide support to answer suppliers’ questions using Assent’s supplier engagement team. We maintain a conflict minerals resource page with links to resources about the conflict minerals law, the reporting template, and our contact information for conflict minerals-related queries:
www.trimble.com/en/Our Commitment/Responsible Business/Product Compliance/Conflict Minerals Policy

If suppliers are unresponsive or do not provide the requested information, we have a process for escalating the matter to increasingly senior levels of management and considering corrective actions for suppliers that do not meet our stated expectations.
Step 2: Identify and assess risk in the supply chain
•We requested each in-scope supplier to complete and return a reporting template so that we could survey our supply chain and obtain information about the smelters and refiners (which we collectively refer to as “smelters” throughout this report), and mines or locations of origin, of the 3TG used in our products. We identified the standardized reporting template developed by RMI as the best method for collecting information about Trimble’s suppliers to identify and assess risks.
•We tracked responses from in-scope suppliers and initially categorized suppliers according to whether they provided in their responses: (i) legitimate smelter information, or (ii) inconsistent or incomplete information about smelters that required further investigation.
•We used RMI’s smelters and refiners database to obtain conflict minerals sourcing information for the smelters identified on the completed reporting templates from our in-scope suppliers.
•We followed a defined process for reviewing and evaluating reporting template responses, including procedures to address incomplete or vague answers and to follow up with suppliers, as necessary.
•We identified any high-risk suppliers that require additional attention by focusing on suppliers that: (i) list smelters that are in the Covered Countries and are not found on the RMAP Conformant Smelters & Refiners list, (ii) list smelters that have been found to be non-conformant with the RMAP or similar third party audit programs, (iii) list unresponsive smelters that are unwilling to undertake compliance with the RMAP or another third-party audit program, or (iv) list smelters that we identified through our trade compliance screening as smelters that may be financed by a U.S.-embargoed or -sanctioned country, or that are identified as potentially supporting armed conflict or human rights violations.
Step 3: Design and Implement a Strategy to Respond to Identified Risks
•We obtained updated smelter status data from RMI’s smelters and refiners database and compared supplier-provided information against such data. Smelters found not in conformance with the RMAP or other independent third-party audit programs (such as the Tin Supply Chain Initiative List and the London Bullion Market Good Delivery Lists) were flagged for further due diligence.
•Any supplier that Trimble identified as high risk underwent further investigation and was subject to additional risk mitigation requests by Trimble.
•We informed our in-scope suppliers of identified high-risk smelters and requested our suppliers to conduct further due diligence and to work with their supply chains to ensure compliance, such as by requesting impacted suppliers to utilize RMI’s smelter outreach letter in reaching out to non-certified smelters and press them for compliance, or to find substitute smelters.
•We require high-risk suppliers to commit to and implement a corrective action plan within a reasonable time frame, and if such plan is deemed ineffective or there is no progress made, at the discretion of management, the supplier is subject to suspension or termination.
•We participate in and support RMI’s working groups on smelter due diligence practices for risk mitigation.
Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
•We are a member of RMI and rely on RMI’s data to validate the audit status and sourcing information of smelters.

•With the assistance of Assent, we conduct our in-scope due diligence of suppliers, through publicly available information regarding identified high-risk smelters, to validate the existence and assess the conflict status of smelters.
•We address conflict minerals in our general supplier audits, focusing on supplier reporting template responses and due diligence programs.
Step 5: Report on supply chain due diligence
•Our annual Conflict Minerals Report is publicly accessible on our website.
•We remind high-risk suppliers of our expectations for the upcoming 2023 conflict minerals reporting period and emphasize our requirements and goals.
Results of Due Diligence
Based on the responses received from suppliers, we identified a total of 343 smelters within our supply chain that were potential sources of 3TG for our suppliers.
We utilized RMI’s smelters database to obtain recent smelter audit status as of March 10, 2023. The table below summarizes the status of smelters that were identified through the information provided by our in-scope suppliers. Trimble has adopted the same audit status designations utilized by RMI to categorize audit compliance status. “Conformant” smelters are those that have completed an audit and conform with RMAP or other third-party programs. “Active” smelters are those that are engaging with RMAP or other third-party auditors to achieve compliance. “In Communication” refers to smelters that are not certified, but which demonstrate interest in participating in an audit program. “Alleged” are smelters that are not certified and have not even been verified to be a true smelter or still in business. “Non- Conformant” are those smelters that have been identified as having non-conformant audit results.
Schedule A lists all the verified smelters reported by our in-scope suppliers that we believe processed 3TG which may have been used in Trimble products during the 2022 reporting period.
2022 Trimble Smelters or Refiners Audit Status

	Smelter Status
	Conformant Smelters	Active Smelters	In Communication Smelters	Alleged Smelters	Non-Conformant Smelters
Metal
Gold	95	5	11	53	11
Tantalum	33	-	-	2	-
Tin	60	3	3	7	10
Tungsten	35	-	-	12	3
Total	223	8	14	74	24
Trimble identified certain smelters as potentially high risk in its supply chain and requested follow-up actions from those in-scope suppliers that listed at least one of the smelters identified as high risk. All of the suppliers have either completed due diligence follow-up actions, have acknowledged Trimble’s requests and outlined their action plans for further due diligence, or have reported utilizing smelters that are not located in Covered Countries. Trimble continues to monitor the progress of these suppliers and will consider additional action if warranted.
Determination
Based on the measures we have taken, as described above, we do not have sufficient information to determine the country of origin of all the 3TG contained in our products. Not all of the RMAP Conformant smelters disclosed the origin of their minerals. In addition, the information provided by some suppliers was incomplete and unverifiable, and certain smelters identified by suppliers were not recognized by RMI or were unknown to us, so we were unable to determine the origin of minerals processed by such smelters.
However, based on the information provided by our suppliers, as well as information from RMI and other third-party sources, we believe the origin of 3TG processed by smelters known to us and contained in our products include the countries listed in Schedule B. The known smelters for which we had mine disclosure information, and that we believe processed 3TG originating from the Covered Countries, were all certified Conformant by RMI. In addition, we are not aware of any instance where 3TG sourced from the Covered Countries directly or indirectly financed or benefited armed groups.
Future Due Diligence Measures
Trimble intends to take the following steps to improve the due diligence conducted and to further mitigate the risk that 3TGs in our products could directly or indirectly finance or benefit armed groups in the Covered Countries:
•Continue to evaluate upstream sources through a broad set of tools to evaluate risk. These may include:
ousing a comprehensive smelter and refiner library with detailed status and notes for each entity;
oscanning for verifiable media sources on each smelter and refiner to flag risk issues; and
ocomparing the list of smelters and refiners against government watch and denied parties lists.
•Engage with suppliers more closely and provide more information and training resources regarding responsible sourcing of 3TGs.
•Encourage suppliers to have due diligence procedures in place for their supply chains to improve the content of supplier responses.
•Following OECD guidance, increase the emphasis on clean and validated smelter and refiner information from the supply chain through feedback and detailed smelter analysis.
•Monitor the progress of suppliers with high-risk smelters identified within their supply chains.
•Continue monitoring our supply chain activities, keep current with changes or updates in relevant laws and guidance, and update our related policies and procedures as appropriate.

Schedule A
Verified Smelters and Refiners

Gold

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Agosi AG	Germany	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Aurubis AG	Germany	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Gold	Boliden AB	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Cendres + Metaux S.A.	Switzerland	CID000189
Gold	Chimet S.p.A.	Italy	CID000233
Gold	Chugai Mining	Japan	CID000264
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Japan Mint	Japan	CID000823
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937

Gold	Kazzinc	Kazakhstan	CID000957
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Materion	United States Of America	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	Royal Canadian Mint	Canada	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Geib Refining Corporation	United States Of America	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	T.C.A S.p.A	Italy	CID002580

Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	Marsam Metals	Brazil	CID002606
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	SAAMP	France	CID002761
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	Italpreziosi	Italy	CID002765
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Gold	Bangalore Refinery	India	CID002863
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	Safimet S.p.A	Italy	CID002973
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	SAFINA A.S.	Czechia	CID002290
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	8853 S.p.A.	Italy	CID002763
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Caridad	Mexico	CID000180
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093

Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	African Gold Refinery	Uganda	CID003185
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383

Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	Alexy Metals	United States Of America	CID003500
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529
Gold	Sellem Industries Ltd.	Mauritania	CID003540
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Gold	Dongwu Gold Group	China	CID003663

Tantalum

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CID000211
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tantalum	QuantumClean	United States Of America	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Tantalum	Telex Metals	United States Of America	CID001891
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tantalum	KEMET de Mexico	Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545

Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tantalum	5D Production OU	Estonia	CID003926

Tin

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Alpha	United States Of America	CID000292
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Tin	Minsur	Peru	CID001182
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Tin	Thaisarco	Thailand	CID001898

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tin	Aurubis Beerse	Belgium	CID002773
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Dowa	Japan	CID000402
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Aurubis Berango	Spain	CID002774
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tommy Utama	Indonesia	CID001493

Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Super Ligas	Brazil	CID002756
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Tin	DS Myanmar	Myanmar	CID003831
Tin	PT Rajehan Ariq	Indonesia	CID002593

Tungsten

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875
Tungsten	Kennametal Fallon	United States Of America	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	CID003401
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978

Schedule B
Countries of Origin List

China	Niger	Ghana	Bahamas
Brazil	Switzerland	Djibouti	Barbados
Japan	Thailand	Sudan	Belarus
Canada	Democratic Republic of Congo	South Sudan	Bermuda
Chile	Mexico	Turkey	Finland
Malaysia	Nigeria	Viet Nam	Honduras
India	Mozambique	Italy	Nicaragua
Peru	Rwanda	Uzbekistan	American Samoa
Argentina	Hong Kong	Madagascar	Aruba
Australia	Ireland	Papua New Guinea	Dominica
Austria	Bolivia (Plurinational State of)	Saudi Arabia	Georgia
Germany	France	United Arab Emirates	Lithuania
Korea	Panama	Jersey	Samoa
Colombia	Eritrea	Armenia	Afghanistan
Mongolia	South Africa	Benin	Albania
Guyana	Spain	Liechtenstein	Bulgaria
United States	Zimbabwe	Mali	Central African Republic
Ethiopia	Sierra Leone	Sweden	Czechia
Ecuador	United Kingdom	Israel	Dominican Republic
Indonesia	Philippines	Poland	Guam
Portugal	Burundi	Burkina Faso	Kenya
Cambodia	Guinea	Kyrgyzstan	Liberia
Belgium	Angola	Netherlands	Mauritania
Kazakhstan	Estonia	Ãland Islands	Norway
Myanmar	Andorra	Guatemala	Senegal
Hungary	Tanzania	Morocco	Slovakia
Namibia	Congo	New Zealand	Slovenia
Luxembourg	Egypt	Suriname	Tajikistan
Taiwan	Singapore	Uganda
Russian Federation	Zambia	Azerbaijan